EXHIBIT 3 TO SCHEDULE 13D

                               JULY 18, 1997


     MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., MORGAN STANLEY ASSET MANAGEMENT INC., The Morgan Stanley Real Estate Special Situations Fund I L.P. and The Morgan Stanley Real Estate Special Situations Fund II L.P. hereby agree that, unless differentiated, this Schedule 13D is filed on behalf of each of the parties.


     MORGAN STANLEY ASSET MANAGEMENT INC.

BY:  /s/ Donald P. Ryan
     -------------------------------------------------------------------
     Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.


     MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:  /s/ Stuart J.M. Breslow
     -------------------------------------------------------------------
     Stuart J.M. Breslow / Morgan Stanley, Dean Witter, Discover & Co.


     The Morgan Stanley Real Estate Special Fund I L.P.
     By Morgan Stanley Real Estate Special Situations GP

BY:  /s/ Theodore Bigman
     ----------------------------
     Name:  Theodore Bigman
     Title: Vice President

     The Morgan Stanley Real Estate Special Situations Fund II L.P. By Morgan Stanley Real Estate Special Situations GP


BY:  /s/ Theodore Bigman
     ----------------------------
     Name:  Theodore Bigman
     Title: Vice President